Exhibit 5.1

April 13, 2015

BBVA Compass Bancshares, Inc.
2200 Post Oak Blvd.
Houston, TX 77056

Ladies and Gentlemen:

I am the Assistant General Counsel of BBVA Compass Bancshares, Inc., a bank holding company organized under the laws of the State of Texas (the “Company”), and, in such capacity, have advised the Company in connection with the Company’s filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to an aggregate initial offering price of U.S. $1,500,000,000 (or the equivalent thereof in other currencies) of (a) debt securities with the principal amount and/or interest payable on any relevant payment date to be determined by reference to one or more (i) securities or baskets or indices of securities or other property, (ii) interest rates or other financial or economic measures, (iii) commodity prices or indices, (iv) currency exchange rates or indices of currency exchange rates, or (v) any other property, or (vi) any combination of the foregoing (the “Debt Securities”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), to be issued from time to time in one or more series and (c) depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (together with the Debt Securities and the Preferred Stock, the “Securities”).

The Debt Securities are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture (the “Senior Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) or (b) subordinated indebtedness of the Company under a subordinated indenture, between the Company and the Trustee (together with the Senior Indenture, the “Indentures”).

In rendering the opinions set forth below, I have examined (i) the Registration Statement, (ii) forms of the Indentures and (iii) the forms of the Debt Securities.  I have also examined such other agreements, instruments and documents, and such matters of law and fact as I have deemed necessary or appropriate to enable me to render the opinions expressed below.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that I reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based upon and subject to the foregoing, and having regard for such legal considerations as I deem relevant, I am of the opinion that:

1.           The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

2.           The issuance, execution and delivery of the Debt Securities has been duly authorized by the Company, and when the terms of the Debt Securities have been duly established by the Company in conformity to the relevant Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company and when the Debt Securities have been duly executed and issued by the Company and duly authenticated by the Trustee in accordance with the applicable Indenture, and upon payment and delivery in accordance with the applicable Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the applicable Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles (in rendering the opinion set forth in this paragraph (2), I have assumed that, at the time of any issuance and sale of any of the Debt Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) will not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Debt Securities and an officer of the Company, as stated in the resolutions of the Board of Directors (or any such committee) relating to the Debt Securities, has executed and delivered such Debt Securities).

3.           The Indentures have been duly authorized by the Company. When the Indentures have been duly executed and delivered by the Company, the Indentures will constitute valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general equity principles.

4.           The issuance, execution and delivery of one or more series of Preferred Stock has been duly authorized by the Company, and when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of a particular series of Preferred Stock proposed to be sold by the Company, including but not limited to the designation of the relative rights, preferences and limitations of such series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Texas of a Certificate of Designation relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

I am qualified to practice law in the State of Texas, and I do not purport to be an expert on the law other than that of the State of Texas and the federal laws of the United States of America.  I express no opinion as to the laws of any jurisdiction other than the State of Texas and the federal laws of the United States.

The opinions expressed in this letter are given as of the date hereof, and I do not undertake to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by any of such opinions.

This opinion is solely for your benefit, and may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except that Davis Polk & Wardwell LLP (“Davis Polk”) may rely on it in giving its opinion filed as Exhibit 5.2 to the Registration Statement, and may also rely on it for the purposes of its opinion delivered in connection with any issuance of Securities, insofar as such opinions relate to matters of Texas law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  I further consent to the reference to my name in any pricing supplement or prospectus supplement relating to an issue of Debt Securities that has been reviewed by Davis Polk and with respect to which Davis Polk has given its consent in writing to be named therein, provided that any such reference to me is substantially in the form set out in the opinion of Davis Polk filed as Exhibit 5.2 to the Registration Statement.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

With kindest regards, I am,

Very truly yours,

/s/ Brian R. Herrick

Brian R. Herrick,
in his capacity as
Assistant General Counsel of BBVA Compass Bancshares, Inc.